                                                                    EXHIBIT 11.1


                                  BANCTEC, INC.
                       COMPUTATION OF NET INCOME PER SHARE
                                   (UNAUDITED)


                                                            THREE MONTHS ENDED                      NINE MONTHS ENDED
                                                     DECEMBER 25,         DECEMBER 26,      DECEMBER 25,         DECEMBER 26,
                                                         1994                 1993              1994                 1993
                                                      -----------         -----------        ------------        ------------
Net Income                                            $ 4,428,000         $ 4,257,000        $ 12,204,000        $ 10,893,000
                                                      -----------         -----------        ------------        ------------
                                                      -----------         -----------        ------------        ------------
Shares:
 Weighted average number of
    shares outstanding                                 10,558,856          10,515,024          10,579,174          10,456,402
 Shares issuable from assumed
    exercise of stock options and
    stock purchase plan reduced by
    number of shares which could
    have been purchased with the
    proceeds from exercise of such
    options and purchase plan                             555,589             697,900             593,862             661,012
                                                      -----------         -----------        ------------        ------------
        Weighted average number
          of shares outstanding,
          as adjusted                                  11,114,445          11,212,924          11,173,036          11,117,414
                                                      -----------         -----------        ------------        ------------
                                                      -----------         -----------        ------------        ------------

Primary net income per common
 and common equivalent share                                 $.40                $.38               $1.09                $.98
                                                             ----                ----               -----                ----
                                                             ----                ----               -----                ---

Shares assuming full dilution:
 Weighted average number of
    shares outstanding                                 10,558,856          10,518,999          10,579,174          10,464,809
 Shares issuable from assumed
    exercise of stock options and
    stock purchase plan reduced by
    number of shares which could
    have been purchased with the
    proceeds from exercise of such
    options and purchase plan                             555,589             755,918             593,862             784,970
                                                      -----------         -----------        ------------        ------------

        Weighted average number
          of shares outstanding,
          as adjusted                                  11,114,445          11,274,917          11,173,036          11,249,779
                                                      -----------         -----------        ------------        ------------
                                                      -----------         -----------        ------------        ------------

Fully diluted net income per common
 and common equivalent share                                 $.40                $.38               $1.09                $.97
                                                             ----                ----               -----                ----
                                                             ----                ----               -----                ----